UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2013

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

          On February 25, 2013, Opexa Therapeutics, Inc. (the “Company”) received written notice from the NASDAQ Listing Qualifications Staff that it has been granted an extension until May 15, 2013 to evidence compliance with the minimum stockholders’ equity continued listing requirement of $2.5 million. If the Company fails to evidence compliance prior to or upon filing its Quarterly Report on Form 10-Q for the period ending March 31, 2013, the Company may be subject to delisting. In the event the Company does not meet the compliance standard at that time, the Staff will provide written notification that its securities will be delisted. At that time, the Company may appeal the Staff’s determination to a Hearings Panel.

          As previously disclosed, on November 26, 2012, the Company received a Staff deficiency letter from NASDAQ notifying it that the stockholders’ equity of $2,339,285 as reported in its Quarterly Report on Form 10-Q for the period ended September 30, 2012 was below the minimum stockholders’ equity of $2.5 million required for continued listing on NASDAQ.  The Company was provided 45 calendar days, or until January 10, 2013, to submit a plan to regain compliance with the minimum stockholders’ equity standard.  The Company timely submitted such a plan and, as described above, the plan has been accepted, with NASDAQ granting an extension until May 15, 2013 to evidence compliance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	February 27, 2013	OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

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